UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 16, 2004

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-4448	36-0781620
(Commission File Number)	(IRS Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015-4633
(Address of principal executive offices)	(Zip Code)

847.948.2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Board of Directors of Baxter International Inc. (the “Company”) on November 16, 2004 declared a regular annual dividend of $0.582 per share of common stock, payable on January 5, 2005 to stockholders of record as of December 10, 2004. The dividend declaration is a continuation of the current annual rate. A copy of a press release announcing the dividend is attached hereto as Exhibit 99.1.

The Company announced on November 18, 2004 that David F. Drohan, Senior Vice President of Baxter Healthcare Corporation and President of the Medication Delivery business, has announced his plans to retire from his position in early 2005. Mr. Drohan will remain in his current position until a successor is named to help ensure a smooth transition for the business. The Company has initiated an external search for his successor. A copy of a press release announcing his retirement is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release, dated November 16, 2004.

99.2	Press Release, dated November 18, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAXTER INTERNATIONAL INC.
(Registrant)

By:	/s/ Marla S. Persky
Marla S. Persky
Acting General Counsel and Acting Corporate Secretary

Date: November 18, 2004

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated November 16, 2004

99.2	Press Release, dated November 18, 2004